EXHIBIT 10.9

                               LICENSING AGREEMENT

          THIS AGREEMENT is made on December 13, 1999 by and between GoHealth.MD, Inc., a Delaware Corporation having its principal place of business located at 2051 Springdale Road, Cherry Hill, New Jersey 08003 (the "Buyer") and Company X t/a James Corea's Vita-labs, having their principal place of business located at 813 East Gate Drive, Mount Laurel, New Jersey 08054 (the "Seller").

                                     RECITAL

     WHEREAS,    the   Seller   owns   and    operates   a   website    entitled
"Healthyfirst.com";

     WHEREAS, the Seller desires to sell one-half interest and Buyer desires to buy one-half of all rights, title and interest associated to Seller's website entitled "Healthyfirst.com."

     THEREFORE, in consideration of the mutual promises and conditions contained in this agreement, the parties agree as follows:

                                PURCHASE AND SALE

1.   The Buyer  shall buy and the Seller  shall  sell,  any and all of  Seller's rights, title and interest associated to Seller's website entitled "Healthyfirst.com" for the purchase price of Twenty Five Thousand Dollars ($25,000.00) payable upon the execution of this agreement by both Seller and Buyer in the form of a company check.

2. Upon the signing of this agreement and the exchange of said funds, Seller hereby grants Buyer the exclusive unrestricted discretion and permission to: 1) operate, manage and to host through World Wide Web Communications, Inc., the website "Healthyfirst.com," 2) design and/or redesign, if necessary, the website entitled "Healthyfirst.com," 3) add additional content, including but not limited to, medical articles of buyer's choice, to the website, if necessary, 4) to establish hyperlinks to other internet websites, 5) solicit and sell advertising space on the website entitled "Healthyfirst.com" at its sole discretion, and 6) advertise and market the website entitled "Healthyfirst.com" on major online search engines.

3. Buyer and Seller hereby unconditionally agree to utilize any and all available advertising and marketing avenues, including but not limited to, print, radio and direct mailings, to promote the website Healthyfirst.com. Any and all expenses incurred therefrom will be borne by the Buyer.

4. Buyer and Seller agree to split 50/50 all gross profits after expenses, which expenses include but are not limited to, cost of product, mailing and postage, boxes and packaging, etc, and one employee not

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     to exceed  $25,000.00  without  mutual consent of the parties  herein.  The parties further agree that any retention of additional employees shall be with their mutual consent. All revenues will be monitored by the Buyer in a separate account entitled "James Corea's Vita-labs." The length of this agreement is in perpetuity.

5. Seller and James Corea, individually, hereby agree that they will not for the period of this agreement, which is in perpetuity, reestablish, reopen, become engaged in or be associated with, a business of similar nature of that which Seller is now engaged and put forth maximum efforts to endorse and promote the website in his capacity as a radio host on WWDB or any other radio station.

                    COMPLIANCE WITH LAW AND OTHER INSTRUMENTS

6. The Seller hereby represents that, to its best knowledge after reasonable due diligence, the Seller is not in violation of any term or provision of any charter, by-law, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation, and that the Seller's execution, delivery and performance of this contract will not result in any violation or in the creation of any lien, encumbrance, or charge on any of the properties or assets of Seller.

                                 SELLER'S TITLE

7. The Seller warrants that it has good, absolute and marketable title to this domain name and that it has been properly registered with Network Solutions, Inc.

8. The Seller represents that it has no knowledge of any claim against it under or in respect of, nor any reason to believe that it is or may be infringing on or otherwise acting adversely to the rights of any person under or in respect of, any patent, trademark, service mark, trade name, copyright, license, or other similar intangible property; and Seller is not aware of any obligation or liability to make any payments by way of royalties, fees, or the like to any owner or licensee of, or other claimant under, any intangible property with respect to its use or in connection with the conduct of Seller's business or otherwise (other than any fees that may be owed from time to time to Network Solutions, Inc.).

                                     NOTICES

9. Any notices or other communications required or permitted under this contract shall be sufficiently given if delivered personally or sent by registered or certified mail, postage prepaid, addressed to the Seller located at 813 East Gate Drive, Mount Laurel, New Jersey 08054 and to the Buyer at GoHealth.MD, Inc. located at 2051 Springdale Road, Cherry Hill, New Jersey 08003 or at any other address furnished in writing by one party to the other, and shall be deemed to have been given as of the date delivered or deposited in the United States mail, as the case may be.

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                                  CHOICE OF LAW

10. It is the intention of the parties that the laws of the State of New Jersey shall govern the validity of this contract, the construction of its terms, and the interpretation of the rights and duties of the parties.

                                   ARBITRATION

11. Any dispute arising under this contract or relating to the sale and purchase described in this contract shall be resolved under the commercial arbitration rules of the American Arbitration Association.

                                    HEADINGS

12. Headings contained in this contract are for reference purposes only and shall not affect in any way the meaning or interpretation of this contract.

                              COUNTERPART EXECUTION

13. This contract may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

                                     GENDER

14. All personal pronouns used in this contract shall include the other genders whether used in the masculine or feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

                               PARTIES IN INTEREST

15. All the terms and provisions of this contract shall be binding on and inure to the benefit of, and be enforceable by, the Seller, the Buyer and their respective successors and assigns.

                               INTEGRATED CONTRACT

16. This contract constitutes the entire agreement between the parties, and there are no agreements, understandings, restrictions, warranties, or representations between the parties other than those set forth, provided for or otherwise referenced in this contract.



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ATTEST:                         GOHEALTH.MD, INC.

                                         /s/ Leonard Vernon
________________________         By: ______________________________
                                 Leonard F. Vernon, President



ATTEST:                         Company X t/a James Corea's Vita-labs

                                       /s/ James Corea
________________________         By: ______________________________
                                 James Corea, President


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